BILL OF SALE AND ASSIGNMENT

STATE OF GEORGIA
COUNTY OF COBB

KNOW ALL MEN BY THESE PRESENTS:

FOR VALUE RECEIVED and cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KENNETH CAMERON, an individual residing in the State of Georgia, and TWENTY DOLLAR EMISSION, INC., a Georgia corporation (collectively and individually, "Seller"), hereby execute and deliver this Bill of Sale and Assignment (this "Instrument") on the date hereinafter set forth below, to SPEEDEMISSIONS, INC., a Florida corporation ("Purchaser").

1.   Bill of Sale and Assignment. Seller hereby bargains, sells and delivers to Purchaser the assets described on Attachment A attached hereto and made a part hereof and all other assets, tangible and intangible, in which Seller has any interest (collectively, the "Assets"), TO HAVE AND TO HOLD the Assets unto Purchaser and its successors and assigns, to their proper use, benefit and behoof forever, and Seller shall, jointly and severally, warrant and defend the right and title to the Assets unto Purchaser against the claims of all persons whomsoever.

2.    Representations and Warranties of Seller. Seller, jointly and severally, hereby avers, represents and warrants to Purchaser, as follows:

 (a)   Seller has good and marketable title to the Assets, free and clear of any and all liens, encumbrances, taxes, charges or adverse claims whatsoever and has rightfully obtained same as a secured party through a personal property foreclosure in accordance with the Uniform Commercial Code as adopted in Georgia and other applicable laws;

 (b)   No other person or entity has any rights or claims in or to the Assets;

 (c)         The execution, delivery and performance of this Instrument and the consummation of the transactions contemplated hereby are within the power of Seller and have been duly authorized by all necessary corporate or other action and do not require any other approval or consent, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which Seller is named and do not result in a breach of or constitute a default under any agreement or instrument to which Seller is a party or by which any of its properties are bound and Seller shall pay any and all outstanding taxes, if any, due upon the sale of the Assets to Purchaser or which are due for periods prior to the date hereof. Kenneth Cameron is the General Manager and sole shareholder of Twenty Dollar Emission, Inc.; and

       (d)  This Instrument constitutes the legal, valid and binding obligation of Seller and is enforceable against each Seller, jointly and severally, in accordance with its terms and the information set forth herein is true and correct.

3.   Indemnification. Seller, jointly and severally, hereby agrees to indemnify and hold harmless Purchaser, its affiliates, members, officers, directors and employees from and against any and all claims, damages, liabilities, liens, losses or other obligations whatsoever, together with costs and expenses, including fees and disbursements of counsel and expenses of investigation, arising out of, based upon or caused by the breach or inaccuracy of any representation, warranty or covenant of Seller contained in this Instrument.

4.   Appointment. Seller, for Seller and its heirs, representatives, successors and assigns, hereby constitutes and appoints Purchaser, and its successors and assigns, as Seller's true and lawful attorney, with full powers of substitution and resubstitution, in the name and stead of Seller but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Assets and to give receipts and releases for and in respect of the Assets and any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, for the benefit of Purchaser and its successors and assigns, any and all proceedings at law or in equity or otherwise which Purchaser, or its successors or assigns, may deem proper for the collection and endorsement of any right hereby granted, bargained, sold, transferred, assigned, set over or delivered, and to endorse the name of Seller on any and all books, instruments, notes, contracts, drafts, or other negotiable instruments or commercial paper which are assigned hereunder and made payable to the order of Seller or endorsed over to Seller, and, in general, to do all acts and things in relation to the Assets which Purchaser, or its successors and assigns, shall deem desirable, hereby declaring that the foregoing rights and powers are coupled with an interest and shall be irrevocable by Seller, and his heirs, representatives, successors and assigns, in any manner or for any purpose or cause whatsoever. The power granted to Purchaser pursuant to this power of attorney is expressly limited to acts authorized herein with respect to the Assets, and shall not be construed to authorize, permit or license Purchaser to take any action or in any way bind or represent Seller in any transaction or relation not concerning the Assets and not authorized herein.

5.   Further Assurances. At any time and from time to time after the date hereof, at the request of Purchaser, and without further consideration, Seller shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and to put Purchaser in actual possession and operating control thereof.

6.   Miscellaneous Provisions.

   (a)  Notice. All notices and other communications required or permitted to be given by this Instrument shall be in writing and shall be given and shall be deemed received if and when either hand delivered and a signed receipt is given therefor or mailed by registered or certified mail, postage prepaid, to the addresses listed below the parties' signatures hereto, or at such other address as either party hereto shall notify the other of in writing.

   (b)  Waiver of Breach. The waiver by Purchaser of a breach or violation of any provision of this Instrument shall not operate as or be construed to be a waiver of any subsequent breach or violation hereof.

   (c)  Successors in Interest. This Instrument and all the provisions hereof shall be binding upon Seller and his heirs, representatives, successors and assigns and shall inure to the benefit of Purchaser, and its successors and assigns.

   (d)  Headings. Titles or captions of or in this Instrument are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Instrument or the intent of any provisions hereof.

2

    (e)  Governing Law. This Instrument shall be interpreted, construed and governed according to the laws of the State of Georgia.

    (f)  Effective Time. This Instrument shall be effective as of the date hereof.

[SIGNATURE PAGE TO FOLLOW]

3

IN WITNESS WHEREOF, Twenty Dollar Emission, Inc. has caused this Instrument to be duly executed and delivered this 30th day of January, 2004.

SELLER:

TWENTY DOLLAR EMISSION, INC.	ATTEST:

By: /s/ Kenneth Cameron	By: /s/ Kenneth Cameron

Kenneth Cameron, General Manager	Kenneth Cameron, Secretary

/s/ Kenneth Cameron (SEAL)

KENNETH CAMERON, individually
SSN:

Address:

4

STATE OF GEORGIA
COUNTY OF COBB

Sworn before me, Scott I. Merlin__, a Notary Public, WHO HEREBY CERTIFIES that KENNETH CAMERON, individually, and KENNETH CAMERON, as General Manager and sole shareholder of TWENTY DOLLAR EMISSION, INC., a Georgia corporation, is personally known to me to be the same person whose name is subscribed to the foregoing instrument, and appeared before me this day in person, and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act.

GIVEN under my hand and notarial seal this 30th day of January, 2004.

_/s/ Scott I. Merlin_______________________________
NOTARY PUBLIC

My Commission Expires:        [NOTARIAL STAMP OR SEAL]

11/29/04

5